Exhibit 10.4

*** Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4)
and 240.24b-2

Subaward Agreement

Institution/Organization ("Company")	Institution/Organization ("UMB")

Name:	Aeolus Pharmaceuticals, Inc.	Name:	University of Maryland, Baltimore
Address:	26361 Crown Valley Parkway, Suite 150	Address:	Office of Research and Development
	Mission Viejo, CA 92691		620 W. Lexington Street, 4th Floor
Baltimore, Maryland 21201

Prime Award No.	Subaward No.

HHSO0100201100007C	COA6
Awarding Agency	CFDA No.

Office of Acquisitions, Management, Contracts and Grants (AMCG) – US Department of Health and Human Services (HHS)

Subaward Period of Performance February 11, 2011 to February 10, 2012	Amount Funded this Action $ 3,569,526	Est. Total (if incrementally funded) $

Project Title
Advanced Development of AEOL 10150 as a Medical Countermeasure for Pulmonary Injury Associated with ARS and DEARE

Terms and Conditions

1) Company hereby awards a fixed fee Subaward, as described above, to UMB. The statement of work and budget for this Subaward are shown in Attachment 1. UMB will use all reasonable efforts to perform the work described in Attachment 1 and will provide all the necessary personnel and facilities to conduct the work of this Subaward. Any change in the scope of work must be made by written amendment of this Subaward signed by the authorized officials of both parties.

2) UMB’s work shall be directed by its Principal Investigator named in Attachment 3 who is considered Key Personnel. A change of Key Personnel must be approved in writing by the authorized officials of both parties.

3) This is a fixed-fee Agreement inclusive of all direct and indirect costs. Subrecipient will be paid per milestone achieved according to the schedule provided in Attachment 1. The maximum amount payable under this Agreement is $3,569,526. Payment is contingent upon satisfactory completion work and submission deliverables in accordance with the Statement of Work and Payment Schedule in Attachment 1. All payments will be in U.S. dollars. Questions concerning payments should be directed to the appropriate party’s Financial Contact, as shown in Attachment 3.

A final statement of cumulative costs incurred marked “FINAL,” must be submitted not later than sixty (60) days after Subaward end date. The final statement of costs shall constitute UMB’s final financial report.

4) All payments shall be considered provisional and subject to adjustment within the total estimated cost in the event such adjustment is necessary as a result of an adverse audit finding against UMB.

5) Matters concerning the technical performance of this Subaward should be directed to the appropriate party’s Project Director, as shown in Attachment 3. Technical reports are required as shown in Attachment 4, “Reporting Requirements.”

6) Matters concerning the request or negotiation of any changes in the terms, conditions, or amounts cited in this Subaward, and any changes requiring prior approval, notices or consents, should be directed to the appropriate party's Administrative Contact, as shown in Attachment 3. Any such changes made to this Subaward require the written approval of each party's Authorized Official, as shown in Attachment 3.

7) In its performance its work under this Subaward, UMB shall be an independent entity and not an employee or agent of Company. Each party shall be responsible for its negligent acts or omissions and the negligent acts or omissions of its employees, officers, or directors, to the extent allowed by law.

8) Either party may terminate this Subaward with thirty (30) days written notice to the appropriate party’s Administrative Contact, as shown in Attachment 3. In the event that the Prime Sponsor terminates the Prime Award, this Subaward will automatically terminate as of the effective date of termination of the Prime Award. Upon termination, UMB will be reimbursed for allowable costs and non-cancellable commitments incurred prior to the date of termination, not to exceed the total amount authorized under this Subaward.

9) No-cost extensions require the approval of the Company. Any requests for a no-cost extension should be addressed to and received by the Administrative Contact, as shown in Attachment 3, not less than thirty days prior to the desired effective date of the requested change.

10) The Subaward is subject to the terms and conditions of the Prime Award which in incorporated herein in its entirety and attached hereto as Attachment 5 and the terms and conditions of this Subaward including those shown in Attachment 2.

11) By signing below UMB makes the certifications and assurances shown in Attachment 2.

By an Authorized Official of COMPANY:	By an Authorized Official of UMB:

/s/ John L. McManus	/s/ Dennis J. Paffrath	3/16/11

Date	Dennis J. Paffrath Executive Director; Research Administration Office of Research & Development	Date
March 10, 2011

Attachment 1 Subaward Agreement

[…***…]

Payment Schedule
1.	Initial non-refundable payment	Start of Study	25%	$892,381.50
2.	Intermediate payment #1	Mid-point of in-life	25%	$892,381.50
3.	Intermediate payment #2	End of in-life	25%	$892,381.50
4.	Final payment	receipt of study report	25%	$892,381.50
	Total		100%	$3,569,526.00

*Confidential Treatment Requested

Attachment 2 Subaward Agreement

Certifications/Assurances

For the purposes of this Subaward, the term Federal refers to the United States Federal government.  All references to legal codification refer to United States regulations and legislation, as applicable.  By signing this Subaward, the authorized official of UMB certifies and assures compliance with the following:

▪
Human subjects.  UMB agrees that human studies will not be performed unless and until an appropriate institutional review committee (IRB) has reviewed and approved the procedures which involve human subjects are in compliance with U.S. Federal and home country regulations and other requirements.  UMB agrees that the rights and welfare of human subjects will be protected in accordance with 45CFR Part 46 entitled, “Protection of Human Subjects.” UMB will provide certification to Company initially and at least annually thereafter that the IRB has reviewed and approved the procedures which involve human subjects.  UMB will bear full responsibility for the proper and safe performance of its work and services involving human subjects under this Subaward.

▪
HIPAA.  UMB acknowledges research performed under this Subaward is subject to and agrees to conduct its work in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191. (“HIPAA”).  The parties agree that any use of Protected Health Information, as defined in HIPAA, shall be subject to the authorization provided by the patient in the informed consent or other authorization document.

▪
Use of Vertebrate Animals.  UMB agrees that any use of vertebrate animals in the conduct of the work under this Subaward will comply with applicable portions of the U.S. Animal Welfare Act (7 USC 2131 et seq.) and 9CFR Subchapter A, Parts 1, 2, 3a-f, as amended and the Public Health Service Policy on Humane Care and Use of Laboratory Animals (which may be found at http://grants.nih.gov/grants/oprr/phspol.htm) and will follow the guidelines prescribed in "Guide for the Care and Use of Laboratory Animals" (which may be found at http://www.nap.edu/readingroom/books/labrats/).  Experiments involving vertebrate animals will be reviewed and approved by UMB’s Institutional Animal Care and Use Committee (IACUC) and UMB shall send certification of such IACUC approval to Company initially and at least annually thereafter.  These certifications should be sent to Company’s Administrative contact as specified in Attachment 3.  UMB will bear full responsibility for the proper and safe performance of its work and services involving the use of animals under this Subaward.

▪
Debarment and suspension.  UMB certifies that neither it nor its principals are presently debarred, suspended, proposed for debarment, declared ineligible or voluntarily excluded from participation in this transaction by any Federal department or agency.  Subawardees that are foreign governments or governmental entities, public international organizations, or foreign-government-owned or -controlled (in whole or in part) entities are not subject to the debarment or suspension certification requirement or to debarment or suspension.  All other institutions and organizations are subject to these requirements.

▪
Conflict of interest.  UMB certifies that it has and maintains an appropriate, written enforced policy on conflict of interest and that its key personnel and other individuals who have substantial involvement in the performance of this Subaward have been informed of that policy.  UMB certifies by signing this Subaward that all of its key personnel and other individuals who have substantial involvement in the performance of this Subaward have disclosed any real or apparent conflict of interest and that any disclosed conflict of interest can be managed or eliminated in accordance with UMB’s written policies.

▪
Research misconduct.  UMB certifies that it is in compliance with the research misconduct requirements included in “Public Policy Requirements and Objectives—Ethical and Safe Conduct in Science and Organizational Operations—Research Misconduct” which can be found at  http://grants1.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part4.htm#_Toc54600071

▪
Anti-Terrorism.  UMB acknowledges that it is familiar with the U.S. Executive Orders and laws that prohibit the provision of resources and support to individuals and organizations associated with terrorism and the terrorist related lists promulgated by the U.S. Government, the United Nations, and the European Union.  UMB will use reasonable efforts to ensure that none of the funds provided under this Subaward will be used in support of or to promote violence, terrorist activity or related training, or money laundering.

Attachment 2 Subaward Agreement

General terms and conditions:

1.
Inventions, Intellectual Property, Licenses.  The terms and conditions of the Prime Award shall govern all issues concerning inventions and other intellectual property and licensing of such inventions and intellectual property under the performance of the work under this Subaward.

2.
Copyrighted Material.  Subject to its legal ability to do so, UMB shall grant to Company an irrevocable, worldwide, royalty-free, non-transferable, non-exclusive right and license to use, reproduce, make derivative works, display, publish, and perform any copyrights or copyrighted material (including any computer software and its documentation and/or databases) developed under this Subaward for the purpose of education and research or to the extent required to meet Company’s obligations, or receive the benefits provided, under its Prime Award.

3.
Data Rights.  Subject to its legal ability to do so, UMB shall grant to Company the right to use data created in the performance of this Subaward for the purpose of education and research or to the extent required to meet Company's obligations under its Prime Award.

4.
Audit. UMB will maintain books, records, documents, and other evidence relating to the work under this Subaward in accordance with generally accepted accounting principals as described in U.S. OMB Circular A-133 to clearly and easily identify expenses under this Subaward separately from other costs of UMB.  Accounting records that are supported by documentation will as a minimum be adequate to show all costs incurred under this Subaward, receipt and use of goods and services acquired under this Subaward, the costs of the work supplied from other sources, and the overall progress of the project. UMB’s records which pertain to this Subaward will be retained for a period three (3) years following UMB’s receipt of final payment or, if an audit begins prior to that period, until the audit is completed and all resulting questions are resolved. Documentation maintained in accordance with this provision will be subject to inspection and audit by authorized representatives of the Company, Prime Sponsor or independent auditors acting on its behalf. UMB will be responsible for reimbursement of any and all audit exceptions identified in the course of such an audit.

5.
Confidentiality. For the purposes of this Subaward, Confidential Information means any knowledge, know-how, practice, process or other information which has not been made public which a party provides to the other party or which the Company provides to UMB on behalf of the Prime Sponsor and includes without limitation any documents, drawings, sketches, models, designs, methods, technical solutions, reports, hypotheses, memoranda, tapes, records, formulae and algorithms, financial information and commercial information given orally, in hard copy form, or in electronic form. During the period of this Subaward and for five (5) years following the expiration or termination of the Subaward, each party shall maintain in confidence all Confidential Information received in performance of the work under this Subaward and shall not use, grant the use of or disclose to any third party the Confidential Information of the other party other than as expressly permitted hereby. The parties will use that level of care to prevent the use or disclosure of Confidential Information as it exercises in protecting its own Confidential Information. Confidential Information of the other party may be provided on a need-to-know basis to those directors, officers, employees, consultants, students, legal and financial advisors, clinical investigators, contractors, (sub)licensees, distributors or permitted assignees to the extent such disclosure is reasonably necessary in connection with the disclosing party’s performance of its work under this Subaward, provided that the disclosing party shall obtain agreement of any such recipient to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Subaward under terms at least as restrictive as those of this Subaward. Notwithstanding the preceding, UMB agrees that Prime Sponsor can share Confidential Information with its donors under appropriate confidentiality terms at least as restrictive as those of this Subaward.

The obligations of non-disclosure and non-use do not apply to any Confidential Information that the receiving party can demonstrate by reliable written evidence:
a)
was generally available to the public at the time of disclosure to the receiving party or becomes generally available to the public other than through a breach of this Subaward after receipt by the receiving party; or

b)
was already in the possession of the receiving party at the time of the disclosure, other than pursuant to a confidential disclosure agreement between the parties, and not due to any unauthorized act by receiving party; or

c)	is acquired by the receiving party on a nonconfidential basis from any third party having a lawful right to disclose it to the receiving party; or

Attachment 2 Subaward Agreement

d)
was developed by receiving party prior to the disclosure or corresponds to information developed by receiving party independent of and with no reliance upon or use of the disclosing party’s Confidential Information; or

e)
is required by law to be disclosed. However, the receiving party shall promptly inform in writing the other party of the obligation by law to disclose prior to such disclosure and shall cooperate fully with the disclosing party in seeking to obtain confidential treatment for such disclosure and to minimize the extent of such disclosure, and shall disclose only that portion of the Confidential Information that the receiving party is legally required to disclose.

Upon termination of this Subaward, each party will destroy or return to the other party, as directed by the disclosing party, all material received by it which is Confidential Information of the other party except that a single archive copy may be retained by the receiving for legal purposes. UMB acknowledges that the records of the Company are subject to the Maryland Access to Public Records Act ("Act") (Title 10, Subtitle 6, Part III, State Government Article, Annotated Code of Maryland).   This Subaward and its Attachments (whether or not made part of this Agreement) are public records of Company under the Act.

6.
Publication. The Company’s Principal Investigator and UMB’s participating author(s) will together make the decision regarding authorship on publications; qualification for authorship will be in keeping with generally accepted criteria for peer reviewed publications.  UMB will provide all proposed publications and presentations to the Company’s Principal Investigator for review and comment at least sixty (60) days prior to submission for publication or presentation. UMB acknowledges that Company will provide such publication or presentation to Prime Sponsor for review. If within such sixty (60) day review period, Company or Prime Sponsor identifies Confidential Information or information which it reasonably determines may be patentable, UMB agrees to remove such Confidential Information from the presentation or publication and to delay the presentation or publication for an additional period of no longer than ninety (90) days to allow the Company or Prime Sponsor to permit preparation and filing of an application for patent or other intellectual property right to protect the identified information.  In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, the Contractor shall acknowledge the support of the Biomedical Advanced Research and Development Authority whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

"This project has been funded in whole or in part with Federal funds from the Biomedical Advanced Research and Development Authority, Office of the Assistant Secretary for Preparedness and Response, Office of the Secretary, Department of Health and Human Services, under Contract No. HHSO0100201100007C."

This publication term and condition shall take precedence over any other publication term and condition, including the clause H.18 found in the prime agreement between BARDA and Aeolus.

7.
Publicity: Neither party will use the name of the other party or the name of the Prime Sponsor or Prime Sponsor’s donors or the name of any employee or student of the other party, Prime Sponsor or Prime Sponsor’s donors, or any adaptation of such names, in any advertising, promotional, or sales literature without obtaining the prior written consent of the other party.  Either party may publicize the fact that the parties have made this Subaward and the general nature of the project. Notwithstanding anything in this Subaward to the contrary, the Company shall have the right to state that it has entered into this Subaward with UMB and to state or summarize the terms hereof, including UMB’s role under the Subaward, in the Company’s filings  with  the  Securities  and  Exchange  Commission  and  related stockholder communications.

8.
Independent Contractors: Company and UMB are not (and nothing in this Subaward may be construed to constitute them as) partners, joint venturers, agents, representatives or employees of the other, nor is there any status or relationship between them other than that of independent contractors.  Neither party has any responsibility or liability for the actions of the other party except as specifically provided in this Subaward.  Neither party has any right or authority to bind or obligate the other party in any manner or make any representation or warranty on behalf of the other party.

9.
Disputes:  Resolution of disputes of a technical nature shall be resolved through good faith negotiations. Any dispute arising under or related to this Subaward shall be resolved to the maximum possible extent through negotiations and settlement.

Attachment 2 Subaward Agreement

10.	Subcontractors. UMB will not subcontract for any of the services to be performed under this Subaward without the prior written consent of Company.

11.
English Language: In the event that a translation of this Subaward is prepared and signed by the parties for convenience of the UMB, this English language version will be the official version and will govern if there is a conflict between the two.

12.
Export Controls: The use and disclosure of technical information generated in the United States pursuant to this Subaward and the exercise of licenses granted pursuant to any Option or License Subaward will be subject to the export, assets, and financial control regulations of the United States that may be applicable to direct or indirect re-exportation of such technical information or of equipment, products or services directly produced by use of such technical information.

13.
Modification or Waiver. This Subaward, including Attachments, may not be amended or modified, nor may any right or remedy of either party be waived, unless the amendment, modification or waiver is in writing and signed by a duly authorized representative of each party.

14.
Force Majeure.  Neither party is liable for failure or delay in performing any of its obligations under this Subaward if the failure or delay is required in order to comply with any governmental regulation, request or order, or necessitated by other circumstances beyond the reasonable control of the party so failing or delaying, including but not limited to Acts of God, war (declared or undeclared), insurrection, fire, flood, accident, labor strikes, work stoppage or slowdown (whether or not such labor event is within the reasonable control of the parties), or inability to obtain raw materials, supplies, power or equipment necessary to enable a party to perform its obligations.  Each party will:  (a) promptly notify the other party in writing of an event of force majeure, the expected duration of the event and its anticipated effect on the ability of the party to perform its obligations; and (b) make reasonable efforts to remedy the event of force majeure.

15.
Assignment.  Neither party may assign this Subaward in whole or in part without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that either party may assign this Subaward, without the other party’s consent, (a) to its affiliates, or (b) to an entity that acquires all or substantially all of the business or assets of the assigning party, whether by merger, reorganization, acquisition, sale or otherwise.

16.
Severability.  If any condition or provision in any Article of this Subaward is held to be invalid or illegal or contrary to public policy by a court of competent jurisdiction from which there is no appeal, this Subaward will be construed as though the provision or condition did not appear.  The remaining provisions of this Subaward will continue in full force and effect.

17.
Entire Agreement.  This Subaward, including its Attachments, represents the entire understanding between the parties. There are no awards, understandings, conditions, warranties or representations, oral or written, express or implied, with reference to the subject matter of this Subaward that are not merged in this Subaward.  In the event of a conflict, the terms of the Prime Award shall take precedence over those of this Subaward.

Remainder of page intentionally left blank

Attachment 3 Subaward Agreement

Company Contacts

Institution/Organization (“Company”)

Institution’s Legal Name: Aeolus Pharmaceuticals, Inc.
Address: 26361 Crown Valley Parkway, Suite 150
City: Mission Viejo   State: CA      Zip: 92691         Country: USA

Administrative Contact

Name: John McManus	Title: President & Chief Executive Officer
Address:  26361 Crown Valley Parkway, Suite 150
City: Mission Viejo State: CA      Zip: 92691         Country: USA
Telephone: (949) 481-9825	Fax:	Email:	[…***…]

Principal Investigator

Name: John McManus     Title: President & Chief Executive Officer
Address: 26361 Crown Valley Parkway, Suite 150
City: Mission Viejo         State: CA      Zip: 92691      Country: USA
Telephone: (949) 481-9820	Fax:	Email:	[…***…]

Financial Contact

Name: Russell Skibsted   Title: Senior Vice President & Chief Financial Officer
Address: 26361 Crown Valley Parkway, Suite 150
City: Mission Viejo         State: CA      Zip: 92691         Country: USA
Telephone: (949) 481-9825	Fax:	Email:	[…***…]

Authorized Official

Name: Brian Day, PhD	Title: Chief Scientific Officer
Address: 26361 Crown Valley Parkway, Suite 150
City: Mission Viejo         State: CA      Zip: 92691         Country: USA
Telephone: (949) 481-9825	Fax:	Email:	[…***…]

*Confidential Treatment Requested

Attachment 3 Subaward Agreement

UMB Contacts

Institution/Organization (“UMB”)

Institution’s Legal Name:	University of Maryland, Baltimore
Address:	Office of Research and Development
620 W. Lexington Street, 4th Floor
Baltimore, Maryland 21201
Country:	USA

DUNS Number:188435911	US Federal Tax ID: 52-6002033

Administrative Contact
Name:	[…***…]	Title:	[…***…]
Address:	Office of Research and Development
620 W. Lexington Street, 4th Floor
Baltimore, Maryland 21201
Country:	USA
Telephone:	[…***…]	Fax:	[…***…]	Email:	[…***…]

Principal Investigator
Name:	[…***…]	Title:	[…***…]
Address:	University of Maryland, Baltimore
MSTF, 6-34E, 10 South Pine Street
Baltimore, Maryland 21201
Country:	USA
Telephone:	[…***…]	Fax:	[…***…]	Email:	[…***…]

Financial Contact
Name:	[…***…]	Title:	[…***…]
Address:	Sponsored Projects Accounting and Compliance
220 Arch Street, 13th Floor, 2nd Level
Baltimore, Maryland 21201
Country:	USA
Telephone:	[…***…]	Fax:	[…***…]	Email:	[…***…]

Authorized Official
Name:	[…***…]	Title:	[…***…]
Address:	Office of Research and Development
620 W. Lexington Street, 4th Floor
Baltimore, Maryland 21201
Country: USA
Telephone:	[…***…]	Fax:	[…***…]	Email:	[…***…]

*Confidential Treatment Requested

Attachment 4 Subaward Agreement

Reporting Requirements

•	Technical reports as reasonable requested by Company’s Principal Investigator to enable the Company to fulfill its reporting requirements under the Prime Award.

A final technical progress report is to be submitted to the Company’s Principal Investigator within sixty (60) days following the termination or expiration of this Subaward.

•
Invention Reports: UMB shall notify Company’s Administrative Contact, as stated in Attachment 3, within two months after UMB’s inventor discloses invention(s) in writing to UMB personnel responsible for patent matters.

•
This is a fixed-fee Agreement inclusive of all direct and indirect costs. Subrecipient will be paid per milestone achieved according to the schedule provided in Attachment 1. Payment is contingent upon satisfactory completion work and submission deliverables in accordance with the Statement of Work and Payment Schedule in Attachment 1 and shall include the signature of Collaborator’s applicable official certifying as to truth and accuracy of the report.

•	Requests for payment are to be sent to:

Aeolus Pharmaceuticals, Inc.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, CA 92691
Attn: Russell Skibsted – Chief Financial Officer

email to: […***…]

•	Technical reports shall be submitted to Company’s Principal Investigator. Financial and administrative reports shall be submitted to Company’s Administrative contact.

*Confidential Treatment Requested

Attachment 5 Subaward Agreement

Prime Award